UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                           The Securities Act of 1934


        Date of Report (Date of earliest event reported): April 26, 2001


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On April 26, 2001, Calpine Corporation announced strong financial and operating results for the quarter ended March 31, 2001. Net income was $94.8 million for the quarter ended March 31, 2001, representing a 424% increase over 2000 first quarter net income of $18.1 million. Earnings for the quarter benefited primarily from the continued execution of Calpine's strategy to acquire and build low-cost generation facilities in key power markets throughout the U.S.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

     99.0 Press release dated April 26, 2001, announcing first quarter 2001 financial and operating results.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                          Vice President and Controller
                            Chief Accounting Officer
April 27, 2001

EXHIBIT 99.0

                                              NEWS RELEASE Contact: 408/995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125

                 CALPINE REPORTS FIRST QUARTER 2001 EPS OF $0.30

       Results Reflect Strategic Acquisitions, Strong Operating Portfolio
                             and Robust Power Market

     SAN JOSE, CALIF. (April 26, 2001) - Calpine Corporation [NYSE:CPN], the nation's leading independent power company, today announced strong financial and operating results for the quarter ended March 31, 2001.

     Net income was $94.8 million for the quarter ended March 31, 2001, representing a 424% increase over 2000 first quarter net income of $18.1 million. Diluted earnings per share for the first quarter rose 329% to $0.30 per share, from $0.07 per share for the same period last year. Revenue for the quarter increased 410% to $1.2 billion, from $235.4 million a year ago. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) increased 191% to $251.5 million for the quarter, compared to $86.5 million a year ago. Total assets at March 31, 2001 were $11.5 billion as compared to $9.7 billion at December 31, 2000.

     Calpine CEO and President Peter Cartwright stated, "Our strong first quarter earnings reflect Calpine's continued success as the nation's leading independent power company. Calpine completed several strategic power generation and natural gas acquisitions. We strengthened our construction and development program, and turned in another quarter of outstanding plant performance. We are well on our way to achieving our 2005 operating goal of generating 70,000 megawatts of clean, cost-competitive electricity throughout North America."

     Earnings for the quarter benefited primarily from the continued execution of Calpine's strategy to acquire and build low-cost generation facilities in key power markets throughout the U.S.

     At April 6, 2001, Calpine had accounts receivable from Pacific Gas and Electric Company (PG&E) of approximately $270 million and notes receivable of approximately $69 million, both arising from power sales under long-term Qualifying Facility (QF) contracts. Payments are not due to start on the notes receivable from PG&E until February 2003. Calpine expects to recover the QF receivable amounts and, therefore, has not established a reserve on the QF receivables at this time. Calpine is currently receiving payments from PG&E under the QF contracts for power deliveries occurring after April 6, 2001.

     Calpine remains committed to helping alleviate California's energy crisis. The company's natural gas and geothermal QFs offer a critical, immediate and long-term electricity supply for California power consumers at attractive prices. Calpine will continue to work with PG&E to resolve these issues and will be actively involved in all bankruptcy proceedings to ensure California power consumers can benefit from these vital energy resources.

     Highlights of recent activities include:

Development Program - Calpine leads the nation in the acquisition and development of modern natural gas-fired energy centers. Today, Calpine has more than 32,000 megawatts of generating facilities under construction or in announced development - the largest program in the history of the power industry.

o Calpine Sets 70,000-Megawatt Operating Goal for 2005 - Calpine set a new five-year operating goal. By the end of 2005, Calpine's portfolio is expected to generate approximately 70,000 megawatts of capacity. By comparison, today's largest domestic generator produces about 48,000 megawatts of generation.

o Calpine Acquires Development Rights for Goldendale Energy Center - Construction will soon begin for Calpine's newly acquired Goldendale Energy Center. The 248-megawatt natural gas-fired facility will be built in Goldendale, Wash. to serve the growing Pacific Northwest power market. Calpine expects to begin production as soon as July 2002.

o Calpine Purchases Development Rights for Washington Parish Energy Center - Calpine acquired the Washington Parish Energy Center - a 500-megawatt natural gas-fired generating facility under construction near Bogalusa, La. The project will be able to generate 490 megawatts of base load capacity and up to 577 megawatts during peak power demand. The project is expected to enter commercial operation in mid-2002.

o Calpine Acquires Pastoria Energy Center - Calpine significantly advanced its $5 billion California power program with the acquisition of the 750-megawatt Pastoria Energy Center planned for Kern County, Calif. Construction for the natural gas-fired generating facility is expected to begin this summer, with energy deliveries scheduled for the summer of 2003.

o Calpine Files with CEC for East Altamont Energy Center - Calpine filed an Application for Certification with the California Energy Commission for its proposed 1,100-megawatt East Altamont Energy Center. The filing marks the beginning of a yearlong licensing process. Calpine is proposing to develop this new natural gas-fired facility in Alameda County, Calif. as part of its 9,000-megawatt California power program.

o Calpine Announces 1,000-Megawatt Facility in Texas - Calpine is developing a 1,000-megawatt natural gas-fired generating facility in Deer Park, Texas. The proposed Deer Park Energy Center will supply steam to Shell Chemical Company and generate electricity for the Texas wholesale power market. Construction is scheduled to commence in July 2001.

o Calpine Announces Two New Energy Centers in Colorado - Calpine is developing two new energy centers in Colorado. Its first, the Rocky Mountain Energy Center, is a combined-cycle natural gas-fired facility to be located near the town of Hudson in Weld County, Colo. The Rocky Mountain facility will supply Xcel Energy with up to 600 megawatts of electricity for ten years. Its second, the Colorado Energy Center, will be located east of Denver in Aurora and will provide a ten-year supply of peaking capacity for Xcel Energy. Calpine's SkyGen Energy LLC (SkyGen Energy) subsidiary is developing this 336-megawatt natural gas-fired peaking facility. Construction for both facilities will begin in 2002.

o SkyGen Energy Announces New Natural Gas-Fired Facility in Wisconsin - SkyGen Energy entered an agreement to provide Wisconsin Power & Light Co. (WP&L) 453 megawatts of electric capacity and energy from its new 600-megawatt Rivergen Energy Center. Under the terms of a 10-year agreement, WP&L will have rights for the first 453 megawatts produced by the facility and will manage the purchase and delivery of fuel used at the facility. The remaining output will be available for sale by Calpine to other Wisconsin utilities. Construction of the facility is expected to begin during the third quarter of 2001, with commercial operation starting in 2003.

o SkyGen Energy Announces New Cogeneration Facility in Georgia - SkyGen Energy announced plans to develop an 800-megawatt natural gas-fired cogeneration facility in Augusta, Ga. The proposed Augusta Energy Center will supply energy to DSM Chemicals North America, Inc. for use in its production processes. Electric power generated at the facility will be sold on the wholesale power market. Calpine expects to begin construction during the second quarter of 2001, with commercial start up scheduled for May 2003.

o Calpine to Purchase 46 GE Gas Turbines - Calpine announced plans to purchase 35 model 7FB and 11 model FA gas-fired turbines from GE Power Systems. With this announcement, Calpine has firm orders in place for the delivery of 203 turbines, representing 50,000 megawatts of combined-cycle baseload capacity.

Power Marketing - Calpine recently entered into several long-term power sales agreements to provide needed sources of clean, competitively priced electricity for its customers.

o Calpine Signs Three Long-Term Contracts with California Department of Water Resources - Calpine entered into three long-term power sales agreements with the California Department of Water Resources (DWR) to help alleviate California's energy crisis. Under the terms of two 10-year fixed priced contracts, totaling $9.8 billion, Calpine will deliver up to 2,000 megawatts of base load capacity from the company's fleet of new and existing energy centers. Calpine will also supply up to 495 megawatts of peaking capacity from 11 new peaking facilities through a separate 20-year agreement, totaling up to $3.1 billion.

o Calpine Begins Electricity Deliveries to Southern California - Calpine recently entered into an interim two-month agreement with DWR, providing immediate relief for Southern California electric power consumers. Calpine is supplying DWR with up to the full electric output from its South Point Energy Center during plant testing. The 555-megawatt natural gas-fired facility is located in Arizona at the Fort Mojave Indian Reservation, near the Arizona/California border.

o Florida PSC Approves Application for Calpine's Osprey Energy Center - The Florida Public Service Commission approved a joint application filed by Calpine and Seminole Electric Cooperative, Inc., under which Calpine will build a 529-megawatt combined-cycle electric generating facility. The proposed Osprey Energy Center, to be located in Auburndale, Fla. next to Calpine's 150-megawatt cogeneration facility, will provide a long-term electricity supply to help meet Seminole members' power needs. Osprey represents the first independent power facility to be approved under the Florida Power Plant Siting Act.

Fuels Program - Calpine continues to expand and diversify its fuels program to lower costs and maximize value of its North American energy centers.

o Calpine Completes Merger with Encal Energy - Calpine completed the merger with Encal Energy Ltd., the Calgary, Alberta-based natural gas and petroleum exploration and development company, through a stock-for-stock exchange. With the completion of the transaction, Calpine gains approximately 1.0 trillion cubic feet equivalent of proven and probable natural gas reserves, net of royalties, and access to firm gas transportation capacity from Western Canada to California and the Eastern U.S.

Capital Program - Continuing to enhance its financial strength, Calpine's finance organization recently raised approximately $3.5 billion in three separate offerings.

o Calpine Sells Zero Coupon Debentures - Calpine sold $850 million of zero coupon convertible debentures due 2021 in a private placement under Rule 144A. The securities will be convertible into Calpine common shares at a price of $75.35. The company granted the underwriter an over-allotment option for $150 million of debentures. This transaction will close April 30, 2001.

o    Calpine Canada Energy Finance  Completes $1.5 Billion Senior Notes Offering
     - Calpine's wholly-owned financing company, Calpine Canada Energy Finance ULC, completed a $1.5 billion offering of 8-1/2% Senior Notes Due 2008 priced at 99.768%. Proceeds from the Senior Notes offering will be used to refinance existing indebtedness, finance the construction and development of additional power generating facilities, and for working capital and general corporate purposes. This transaction closed April 25, 2001.

o Calpine Prices $1.15 Billion in Senior Notes Offering - Calpine priced a public offering of $1.15 billion in principal amount of 8-1/2% Senior Notes Due 2011 at 99.768%. Proceeds from the offering will be used to refinance existing indebtedness, and for working capital and general corporate purposes. This transaction closed February 15, 2001.

Earnings Conference Call

     Calpine will host a conference call to review first quarter results. The conference call will take place on Thursday, April 26, 2001, at 7:30 am PDT. The call is available in a listen-only mode by calling 1-888-868-9080, five minutes prior to the start of the conference call. International callers should dial 1-973-872-3100. In addition, Calpine will simulcast the conference call live via the Internet. The webcast can be accessed and will be available for 30 days on the investor relations page of Calpine's website at www.calpine.com.


About Calpine

     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 31,200 megawatts of base load capacity and 6,800 megawatts of peaking capacity in operation, under construction, and in announced development in 28 states and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations, including pending changes in California, and anticipated deregulation of the electric energy industry, (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (iii) cost estimates are preliminary and actual costs may be higher than estimated, (iv) the assurance that the Company will develop additional plants, (v) a competitor's development of a lower-cost generating gas-fired power plant, (vi) the risks associated with marketing and selling power from power plants in the newly competitive energy market, (vii) the risks associated with marketing and selling combustion turbine parts and components in the competitive combustion turbine parts market, (viii) the risks associated with engineering, designing and manufacturing combustion turbine parts and components, or (ix) delivery and performance risks associated with combustion turbine parts and components attributable to production, quality control, suppliers and transportation. You are also cautioned that the California energy market remains uncertain. The Company's management is working closely with a number of parties to resolve the current uncertainty. This is an ongoing process and, therefore, the outcome cannot be predicted. It is possible that any such outcome will include changes in government regulations, business and contractual relationships or other factors that could materially affect the Company. For example, although the Company believes that it is in PG&E's best interest to assume the QF contracts in bankruptcy, it is possible that PG&E will elect not to do so. The Company believes that a final resolution of the situation in the California energy market will not have a material adverse impact on the Company. You are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                      CALPINE CORPORATION AND SUBSIDIARIES

                 Consolidated Condensed Statement of Operations
               For the Three Months Ended March 31, 2001 and 2000
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                         Three Months Ended
                                                              March 31,
                                                    ----------------------------
                                                         2001           2000
                                                         ----           ----
Revenue:
  Electric generation and marketing revenue ......   $ 1,050,067    $   206,068
  Oil and gas production and marketing revenue ...       175,957         17,179
  Income from unconsolidated
     investments in power projects ...............           563          9,774
  Other revenue ..................................         3,262          2,381
                                                     -----------    -----------
     Total revenue ...............................     1,229,849        235,402
                                                     -----------    -----------

Cost of revenue:
  Power plant generating and marketing expense ...       551,735         52,885
  Oil and gas production and marketing expense ...       131,711         10,413
  Fuel expenses ..................................       257,014         73,652
  Depreciation expenses ..........................        52,910         27,818
  Operating lease expenses .......................        28,011         10,458
  Other expenses .................................         2,499          1,501
                                                     -----------    -----------
     Total cost of revenue .......................     1,023,880        176,727
                                                     -----------    -----------

Gross profit .....................................       205,969         58,675

Project development expenses .....................        15,839          3,755
General and administrative expenses ..............        32,712          8,619
                                                     -----------    -----------
     Income from operations ......................       157,418         46,301

Interest expense .................................        15,705         17,907
Distributions on trust preferred securities ......        15,175          6,978
Interest income ..................................       (19,359)        (7,562)
Other income .....................................       (10,787)          (836)
                                                     -----------    -----------
     Income before provision for income taxes ....       156,684         29,814

Provision for income taxes .......................        62,943         11,687
                                                     -----------    -----------

     Income before cumulative effect of a
       change in accounting principle ............        93,741         18,127
Cumulative effect of a change in accounting
  principle, net of tax ..........................         1,036           --
                                                     -----------    -----------
     Net income ..................................   $    94,777    $    18,127
                                                     ===========    ===========

Basic earnings per common share:
     Weighted average shares of common stock
       outstanding ...............................       284,160        253,347
     Income before cumulative effect of a
       change in accounting principle ............   $      0.33    $      0.07
     Cumulative effect of a change in
       accounting principle ......................   $      --      $      --
                                                     -----------    -----------
     Net income ..................................   $      0.33    $      0.07
                                                     ===========    ===========

Diluted earnings per common share:
     Weighted average shares of common stock
       outstanding before dilutive effect of
       certain trust preferred securities ........       299,927        269,255
     Income before dilutive effect of certain
       trust preferred securities and
       cumulative effect of a change in
       accounting principle ......................   $      0.31    $      0.07
     Dilutive effect of certain trust
       preferred securities (1) ..................   $      0.01    $      --
                                                     -----------    -----------
     Income before cumulative effect of a
       change in accounting principle ............   $      0.30    $      0.07
     Cumulative effect of a change in
       accounting principle ......................   $      --      $      --
                                                     -----------    -----------
     Net income ..................................   $      0.30    $      0.07
                                                     ===========    ===========
     EBITDA (2) ..................................   $   251,490    $    86,489

     (1) Includes the dilutive effect of the assumed conversion of certain trust preferred securities. For the three months ended March 31, 2001, the assumed conversion calculation adds 32,969 shares of common stock and $5,423 to the net income results, representing the after tax distribution expense on certain trust preferred securities avoided upon conversion.

     (2) This non-GAAP measure is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expenses, plus depreciation and amortization, plus distributions on trust preferred securities.